                     23(2) CONSENT OF DELOITTE & TOUCHE LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2004 relating to the consolidated statements of income, changes in surplus and cash flows of Chicopee Savings Bank and subsidiaries for the year ended December 31, 2003, appearing in the Prospectus dated March 22, 2006, which is incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
July 20, 2006